Exhibit 1
Agreement of Joint Filing
Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.
IN WITNESS WHEREOF, the undersigned have executed this Agreement.
Dated: January 5, 2010

THOMAS, MCNERNEY & PARTNERS II, L.P. a Delaware Limited Partnership
By:	Thomas, McNerney & Partners II, LLC a Delaware Limited Liability Company
Its:	General Partner

By:	/s/ James Thomas
	Name:	James Thomas
	Title:	Manager

THOMAS, MCNERNEY & PARTNERS II, LLC a Delaware Limited Liability Company
By:	/s/ James Thomas
	Name:	James Thomas
	Title:	Manager

JAMES THOMAS
/s/ James Thomas
Name:	James Thomas
Title:	Manager

PETE MCNERNEY
By:	/s/ Pete McNerney
	Name:	Pete McNerney
	Title:	Manager

ALEX ZISSON
By:	/s/ Alex Zisson
	Name:	Alex Zisson
	Title:	Manager

PRATIK SHAH
By:	/s/ Pratik Shah
	Name:	Pratik Shah
	Title:	Manager

ERIC AGUIAR, M.D.
By:	/s/ Eric Aguiar
	Name:	Eric Aguiar
	Title:	Manager

TMP NOMINEE II, LLC a Delaware Limited Liability Company
By:	/s/ James Thomas
	Name:	James Thomas
	Title:	Manager

By:	/s/ Pete McNerney
	Name:	Pete McNerney
	Title:	Manager

TMP ASSOCIATES II, L.P. a Delaware Limited Partnership
By:	Thomas, McNerney & Partners II, LLC a Delaware Limited Liability Company
Its:	General Partner

By:	/s/ James Thomas
	Name:	James Thomas
	Title:	Manager